                                                                     EXHIBIT 1.1


                                   $55,000,000

                 6% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2007

                              LOMAK PETROLEUM, INC.

                               PURCHASE AGREEMENT
                               ------------------

                                                              New York, New York
                                                               December 20, 1996

FORUM CAPITAL MARKETS L.P.
McDONALD & COMPANY SECURITIES, INC.
MORGAN KEEGAN & COMPANY, INC.
c\o Forum Capital Markets L.P.
53 Forest Avenue
Old Greenwich, Connecticut 06870

Ladies and Gentlemen:

                  Lomak Petroleum, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Forum Capital Markets L.P., McDonald & Company Securities and Morgan Keegan & Company, Inc. (the "Initial Purchasers") $55,000,000 aggregate principal amount of its 6% Convertible Subordinated Debentures due 2007 (the "Debentures") to be issued pursuant to the provisions of an indenture dated as of the date hereof (the "Indenture") between the Company and Keycorp Shareholder Services, Inc., as trustee (the "Trustee"). The shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable upon conversion of the Debentures are hereinafter referred to as the "Conversion Shares." The Debentures and the Conversion Shares are hereinafter referred to collectively as the "Securities." The Company hereby confirms its agreement with the Initial Purchasers with respect to the sale by the Company and the purchase by the Initial Purchasers of the Debentures, as set forth herein.

                  The Debentures will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption therefrom. The Company has prepared a preliminary offering memorandum dated December 11, 1996 (the "Preliminary Offering Memorandum"), and a final offering memorandum dated December 20, 1996 (the "Offering Memorandum"), setting forth information regarding the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and sale of the Debentures (the "Offering").

                  Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the Registration Rights Agreement (the "Registration Rights Agreement") between the Initial Purchasers and the Company, dated concurrently herewith. Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the "Commission") a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") to cover public resales of the Securities by the holders thereof.

                  Capitalized terms used herein without definition have the respective meanings specified therefor in the Offering Memorandum. For purposes hereof, "Rules and Regulations" means the rules and regulations adopted by the Commission under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as applicable.

                  1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Initial Purchasers of the date hereof, and as of the Closing Date, as follows:

                  (a) The Offering Memorandum, as of its date, together with each amendment or supplement thereto, as of its date, contains all the information that, if requested by a prospective purchaser, would be required to be provided pursuant to Rule 144A(d)(4) under the Securities Act. The Offering Memorandum does not, and at the Closing Date will not, and any amendment or supplement thereto, if any, as of its date, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of either Initial Purchaser specifically for use therein (the "Initial Purchasers' Information"). The parties acknowledge and agree that the Initial Purchasers' Information consists solely of the last paragraph at the bottom of the front cover page concerning the terms of the offering by the Initial Purchasers, the legends concerning over-allotment and trading activities of the Initial Purchasers and their affiliates on the inside front cover page and the paragraphs under the caption "Plan of Distribution" in the Offering Memorandum. No order suspending or preventing the sale of the Securities in any jurisdiction has been issued or threatened or, to the knowledge of the Company, is contemplated.

                  (b) The Company is subject to Section 13 or 15(d) of the Exchange Act. The documents incorporated by reference into the Offering Memorandum (the "Incorporated Documents"), when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and any Incorporated Documents filed subsequent to the date of the Offering Memorandum shall, when filed with the Commission, conform in all respects to the requirements of the Securities Act, the Rules and Regulations and the Exchange Act, as applicable. All reports and statements required to be filed by the Company under the Securities Act and the Exchange Act have been filed, together with all exhibits required to be filed therewith. The documents and agreements so filed which are described in the Offering Memorandum are in full force and effect on the date hereof and neither the Company nor any of its direct and indirect subsidiaries identified on Annex I hereto (collectively, the "Subsidiaries"), nor, to the knowledge of the Company, any other party thereto is in breach of or default under a material provision of any such document or agreement.

                  (c) The Company and each of the corporate Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation. Lomak Production I, L.P. (the "Partnership") is a partnership duly organized under the laws of the State of Texas. Lomak Resources L.L.C. (the " Limited Liability Company") is a limited liability company duly organized under the laws of the State of Oklahoma. The corporate Subsidiaries, the Partnership and the Limited Liabilty Company are all of the Subsidiaries. Each of the Company and the Subsidiaries is duly qualified and licensed and in good standing as a foreign corporation (or, with respect to the Partnership, as a foreign partnership and with respect to the Limited Liability Company, as a foreign limited liability company) in each jurisdiction in which its ownership or leasing of any properties or the character of its operations require such qualification or licensing (each of which jurisdictions is designated on Annex I hereto), except where the failure to be so qualified or licensed would not have a material adverse effect on the condition, financial or otherwise, results of operations, business or prospects of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"). Each Subsidiary which accounted for more than 5% of the Company's consolidated assets at September 30, 1996 or more than 10% of the Company's consolidated revenues during the 12 months then ended or which is reasonably expected to exceed such percentages with respect to the Company's next four fiscal quarters ending after the date hereof are indicated on Annex I hereto, and all such Subsidiaries are hereinafter referred to collectively as the "Significant Subsidiaries." The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries. Except as set forth on Annex I, the Company owns, either directly or through other Subsidiaries, all of the outstanding capital stock (capital stock for purposes of this Agreement including partnership interests and membership interests, in addition to common stock and preferred stock) of each Subsidiary, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests defects or other restrictions or equities of any kind whatsoever; and all outstanding capital stock of the Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable and not issued in violation of any preemptive rights or applicable securities laws. Each of the Company and the Subsidiaries has all requisite power and authority (corporate, partnership and other), and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies, to own or lease its properties and conduct its business as described in the Offering Memorandum; each of the Company and the Subsidiaries is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, foreign, state and local laws, rules and regulations; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                  (d) The Company has an authorized capitalization as set forth in the Offering Memorandum and will have the adjusted capitalization as of the period indicated therein, based upon the assumptions set forth therein. Neither the Company nor any of the Subsidiaries is a party to or bound by any instrument, agreement or other arrangement, including, but not limited to, any voting trust agreement, stockholders' agreement or other agreement or instrument, affecting the securities or rights or obligations of securityholders of the Company or any of the Subsidiaries or providing for any of them to issue, sell, transfer or acquire any capital stock, rights, warrants, options or other securities of the Company or any of the Subsidiaries, except for this Agreement, the certificate of designations relating to the Company's $2.03 Convertible Exchangeable Preferred Stock outstanding on the date hereof (the "Existing Preferred") and the indenture related thereto, the Indenture and as set forth in the Offering Memorandum (including the notes to the financial statements set forth therein). The Company's capital stock and the Debentures conform in all material respects to all statements with respect thereto contained in the Offering Memorandum. All issued and outstanding securities of the Company and the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, as applicable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any securityholder of the Company or any of the Subsidiaries or similar contractual rights granted by the Company or any of the Subsidiaries.

                  (e) The Debentures will be issued pursuant to the terms and conditions of the Indenture, and the Indenture and the Registration Rights Agreement each conform to the description thereof contained in the Offering Memorandum. At the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the Rules and Regulations applicable to an indenture which is qualified thereunder. The Debentures have been duly authorized and, when validly authenticated, issued, delivered and paid for in the manner contemplated by the Indenture, will be duly authorized, validly issued and outstanding obligations of the Company entitled to the benefits of the Indenture. The Conversion Shares issuable upon conversion of the Debentures will, upon such issuance, be duly authorized, fully-paid and non-assessable, and the Company has duly authorized and reserved the Conversion Shares for issuance upon conversion of the Debentures. The Securities are not and will not be subject to any preemptive or other similar rights of any securityholder of the Company or any of the Subsidiaries; all corporate action required to be taken for the authorization, issue and sale of the Securities has been duly and validly taken; and the certificates representing the Securities will be in due and proper form. Upon the issuance and delivery pursuant to the terms of this Agreement and the Indenture of the Debentures, the Initial Purchasers will acquire good and marketable title thereto free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

                  (f) The consolidated financial statements of the Company and the Subsidiaries together with the related notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum fairly present the financial position, income, changes in stockholders' equity, cash flow and results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods to which they apply and such financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved; the pro forma financial information included in each Preliminary Offering Memorandum and the Offering Memorandum presents fairly the information shown therein in accordance with Article 11 of Regulation S-X. Except as described in the Offering Memorandum, there has been no material adverse change or development involving a material prospective change in the condition, financial or otherwise, or in the earnings, business, prospects or results of operations of the Company or any of the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, since the date of the financial statements included in the Offering Memorandum and the outstanding debt, the property, both tangible and intangible, and the businesses of each of the Company and the

Subsidiaries conform in all material respects to the descriptions thereof contained in the Offering Memorandum. Financial information set forth in the Offering Memorandum under the headings "Summary Financial, Operating and Reserve Information," "Selected Historical and Pro Forma Financial Data," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present, on the basis stated in the Offering Memorandum, the information set forth therein and have been derived from or compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

                  (g) Each of the Company and the Subsidiaries has filed all income and franchise tax returns required to be filed by it in any jurisdiction, and has paid all taxes shown to be due on such returns or claimed to be due from such entities, other than those being contested in good faith. All tax liabilities, including those being contested by the Company or the Subsidiaries are adequately reserved for in the Company's financial statements (in accordance with generally accepted accounting principles). No tax deficiency has been asserted and no tax proceedings are pending or is threatened against the Company or any of the Subsidiaries, and to the knowledge of the Company, no such deficiency or proceeding is contemplated.

                  (h) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Initial Purchasers in connection with (i) the issuance by the Company of the Securities, (ii) the purchase by the Initial Purchaser of the Debentures from the Company or (iii) the consummation by the Company of any of its obligations under this Agreement.

                  (i) Each of the Company and the Subsidiaries maintains liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk of the types and in the amounts customarily maintained by independent oil companies of comparable size to the Company engaged in the acquisition, development and exploration of oil and gas properties (which may include self-insurance in comparable form to that maintained by such responsible companies), all of which insurance is in full force and effect.

                  (j) There is no action, suit, proceeding, litigation or governmental proceeding pending or threatened or, to the knowledge of the Company, contemplated against (or circumstances that are reasonably likely to give rise to the same), or involving the properties or businesses of, the Company or any of the Subsidiaries which (i) questions the validity of the capital stock of the Company or any of the Subsidiaries, this Agreement, the Indenture, the Registration Rights Agreement or of any action taken or to be taken by the Company or any of the Subsidiaries pursuant to or in connection with this Agreement, the Indenture or the Registration Rights Agreement or (ii) except as disclosed in the Offering Memorandum, would have a Material Adverse Effect.

                  (k) The Company has full legal right, power and authority to authorize, issue, deliver and sell the Debentures and the Conversion Shares upon conversion of the Debentures, to enter into this Agreement, the Indenture and the Registration Rights Agreement and to consummate the transactions provided for in such agreements; and this Agreement has been duly and properly authorized, executed and delivered by the Company and when the Company has duly executed and delivered the Registration Rights Agreement (assuming the due execution and delivery thereof by the Initial Purchasers) and the Indenture (assuming the due execution and delivery thereof by the Trustee), this Agreement, the Registration Rights Agreement and the Indenture each will constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms. None of the Company's issue and sale of the Debentures and the Conversion Shares upon the conversion of the Debentures, the execution or delivery of this Agreement, the Indenture and the Registration Rights Agreement, its performance hereunder and thereunder, its consummation of the transactions contemplated herein and therein or the conduct by it and the Subsidiaries of their businesses as described in the Offering Memorandum or any amendments or supplements thereto conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or results or will result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of, (i) the certificate of incorporation or by-laws of the Company or any of the Subsidiaries, (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any Subsidiary is or may be bound or to which its or any of the Subsidiaries' properties or assets is or may be subject, or any indebtedness, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, having jurisdiction over the Company or any of the Subsidiaries or any of their respective activities or properties.

                  (l) Neither the Company nor any of the Subsidiaries (i) is in violation of its certificate of incorporation or by-laws, (ii) is in default in the performance of any obligation, agreement or condition contained in any license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement, purchase order, agreement or instrument evidencing an obligation for borrowed money or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or to which the property or assets of the Company or any of the Subsidiaries is subject or affected or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except any violation or default under the foregoing clauses (ii) or (iii) as would not have a Material Adverse Effect.

                  (m) No consent, approval, authorization or order of, and no filing with, any court, arbitrator, regulatory body, government agency or other body, domestic or foreign, is required for the execution, delivery or performance of this Agreement, the Indenture, the Registration Rights Agreement or the transactions contemplated hereby or thereby, except such as have been or may be obtained under the Securities Act or may be required under state securities or Blue Sky laws.

                  (n) Subsequent to the respective dates as of which information is set forth in the Offering Memorandum, and except as may otherwise be indicated or contemplated herein or therein, neither the Company nor any of the Subsidiaries has (i) issued any securities (other than upon exercise of options outstanding on the date hereof pursuant to the Company's Stock Option Plan, 1994 Outside Directors Stock Option Plan and 1994 Stock Purchase Plan or upon conversion of the preferred stock of the Company or the exercise of warrants outstanding on such respective dates, or incurred any material liability or obligation, direct or contingent, for borrowed money not in the ordinary course of business, (ii) entered into any material transaction other than in the ordinary course of business or (iii) declared or paid any dividend or made any other distribution on or in respect of its capital stock of any class and there has not been any change in the capital stock (excluding changes contemplated by clause (i) hereof) or long term debt of the Company and the Subsidiaries taken as a whole or any material adverse change in or affecting the general affairs, business, management, financial conditions, stockholders' equity or results of operation of the Company or any of the Subsidiaries.

                  (o) The Company and the Subsidiaries is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. There are no pending investigations involving the Company or any of the Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of the Subsidiaries. No representation question exists respecting the employees of the Company or any of the Subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of the Subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of the Subsidiaries. No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent.

                  (p) Except as identified on Schedule II attached hereto, neither the Company nor any of the Subsidiaries maintains, sponsors or contributes to any program or arrangement that is an "employee pension benefit plan" an "employee welfare benefit plan" or a "multi-employer plan" ("ERISA Plans") as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except as identified on Schedule II attached hereto, neither the Company nor any of the Subsidiaries maintains or contributes to, now or at any time previously, a defined benefit plan as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of

ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") which could subject the Company or any of the Subsidiaries to any tax penalty on prohibited transactions and which has not adequately been corrected. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which might reasonably be expected to have a Material Adverse Effect. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a) stating that such ERISA Plan and the attendant trust are qualified thereunder. Neither the Company nor any of the Subsidiaries has ever completely or partially withdrawn from a "multi-employer plan" as so defined.

                  (q) Neither the Company or any of the Subsidiaries, nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

                  (r) Each of the Company and the Subsidiaries (i) owns or has the right to use, free and clear of all liens, claims, encumbrances, pledges, security interests, and other adverse interests of any kind whatsoever, all patents, trademarks, service marks, trade names, copyrights, technology, and all licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted without, to the best knowledge of the Company and the Subsidiaries, infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity, (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise and
(iii) has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect.

                  (s) Except as to its interests in oil and gas leases, each of the Company and the Subsidiaries has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property which are material to its business and/or reflected as owned by it in the financial statements included in the Offering Memorandum, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects and other restrictions except those disclosed in the Offering Memorandum or those which are not material in amount and do not materially adversely affect the use made or proposed to be made of such property. Each of the Company and the Subsidiaries has good and defensible title to its interests in oil and gas leases, free and clear of any liens, charges, claims, encumbrances, pledges, security interests, defects and other restrictions of any kind, and liens and encumbrances under operating agreements, unitization and pooling arrangements and gas sales contracts that secure payment of amounts not yet due and payable and which are of a nature and scope customary in connection with similar oil and gas drilling and producing operations, and except those which are not material in amount and do not materially adversely affect the use made and proposed to be made of such oil and gas leases. The Company and each of the Subsidiaries has conducted such title investigations and has acquired its interest in oil and gas leases in such manner as is customary in the oil and gas industry for the respective regions in which the property subject to such leases is located. The Company and each of the Subsidiaries has complied in all material respects with the terms of oil and gas leases in which each purports to own an interest, and no claim of any sort has been asserted by any person or entity adverse to the rights of the Company or any of the Subsidiaries as lessee or sublessee under any of such leases or questioning its rights to the continued possession of the leased premises under any such lease, except with respect to claims which do not materially adversely affect the use made and proposed to be made of such oil and gas leases by the Company or any of the Subsidiaries. The concessions, reservations, licenses, permits and rights to hydrocarbons held by the Company and each of the Subsidiaries are valid, subsisting and enforceable with such exceptions which do not materially adversely affect the use made and proposed to be made of such oil and gas leases. Except as set forth in the Offering Memorandum, neither the Company nor any of the Subsidiaries owns or leases any material real or personal property, the loss of which would have a Material Adverse Effect.

                  (t) Ernst & Young LLP and Arthur Andersen LLP are independent certified public accountants of the Company as required by the Securities Act and the Rules and Regulations.

                  (u) The Debentures satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and is approved for trading on the New York Stock Exchange under the symbol "LOM". The Company has taken no action that was designed to terminate, or that is likely to have the affect of terminating, trading of the Common Stock on the New York Stock Exchange, nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating such trading.

                  (v) The information provided by the Company or any of the Subsidiaries to the Petroleum Consultants (as hereinafter defined) for the preparation of the estimates or reserves in the reserve reports for the oil and gas properties of the Company prepared by H.J. Gruy & Associates, Harper & Associates, Inc., Clay, Holt & Klammer, Long Consultants, Inc. and Wright & Company, Inc., independent petroleum consultants (collectively the "Petroleum Consultants"), were at the time of delivery thereof to the Petroleum Consultants complete and accurate in all material respects. The Petroleum Consultants are each independent petroleum consulting firms as required by the Securities Act and the Rules and Regulations. Except as expressly stated in the Preliminary Offering Memorandum and the Offering Memorandum, information in the Preliminary Offering Memorandum and in the Offering Memorandum regarding estimates of reserves, future net cash flows and present values of proved reserves comply in all material respects with the applicable requirements of Rule 4-10 of Regulation S-X and Industry Guide 2 under the Securities Act.

                  (w) Neither the Company nor any of the Subsidiaries has, nor to the knowledge of the Company, has any officer, director or employee of the Company or any of the Subsidiaries or any other person acting on behalf of the Company or any of the Subsidiaries, for the benefit of the Company or any such Subsidiaries at any time during the last five years, (i) made any unlawful gift or contribution to any candidate for federal, state, local or foreign political office, or failed to disclose fully any such gift or contribution in violation of law, or (ii) made any payment to any federal, state, local or foreign governmental officer or official, which would be reasonably likely to subject the Company or any of the Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign). Each of the Company's and the Subsidiaries' internal accounting controls are sufficient to cause the Company and the Subsidiaries to comply with the Foreign Corrupt Practices Act of 1977, as amended.

                  (x) Except as set forth in the Offering Memorandum, no officer, director or 5% or greater stockholder of the Company or any of the Subsidiaries, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities, has or has had, either directly or indirectly, (i) a material interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or any of the Subsidiaries or (B) purchases from or sells or furnishes to the Company or any of the Subsidiaries any goods or services or
(ii) a material beneficiary interest in any contract or agreement to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or affected. Except as set forth in the Offering Memorandum under the caption "Certain Transactions," there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company or any of the Subsidiaries and any such officer, director, 5% or greater stockholder, "affiliate" or "associate." For the purpose of this subsection (y), interests which may be excluded from disclosure pursuant to the instructions to items of Regulation S-K shall be deemed to be per se not material.

                  (y) The minute books of each of the Company and the Subsidiaries have been made available to the Initial Purchasers, contain a complete summary of all meetings and actions of the directors and stockholders of each of the Company and the Subsidiaries since the time of their respective incorporation and reflect all transactions referred to in such minutes accurately in all respects.

                  (z) Neither the Company nor any of the Subsidiaries has been notified or is otherwise aware that it is liable with respect to obligations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law ("Environmental Laws"), and it is not aware of any facts or circumstances which could reasonably be expected to result in any such liability. The Company and the Subsidiaries are in substantial compliance with all applicable existing Environmental Laws, except for such instances of non-compliance which would not have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulation under or within the meaning of any other Environmental Law. To the best of the Company's knowledge, no disposal, release or discharge of "Hazardous Material" has occurred on, in, at or about any of the facilities or properties of the Company or any of the Subsidiaries. Except as described in the Offering Memorandum, to the best of the Company's knowledge:
(i) there has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company or any of the Subsidiaries (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of the Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action which has not been taken, under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for such violations and failures to take remedial action which would not result in, singularly or in the aggregate, a Material Adverse Effect; (ii) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property by the Company or any of the Subsidiaries of any solid waste or Hazardous Materials, except for such spills, discharges, leaks, emissions, injections, escapes, dumping or releases which would not result in, singularly or in the aggregate, a Material Adverse Effect.

                            (aa) The Company is not an "investment company," a
company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                            (bb) Neither the Company nor any affiliate (as such
term is defined in Rule 501(b) under the Securities Act) of the Company has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act), which is or will be integrated with the sale of the Debentures in a manner that would require the registration of the Debentures under the Securities Act.

                            (cc) None of the Company, any affiliate (as such
term is defined in Rule 501(b) under the Securities Act) of the Company and any other person acting on its or their behalf has engaged, in connection with the Offering, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

                            (dd) Assuming the accuracy of the Initial
Purchasers' representations in Section 2(b) hereof and its compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Debentures and the offer, resale and delivery of the Debentures in the manner contemplated by this Agreement and the Offering Memorandum, to register the Debentures or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

                  2.       PURCHASE BY THE INITIAL PURCHASERS.

                            (A) On the basis of the representations, warranties
and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, the aggregate principal amount of Debentures set forth across from their respective names on Schedule A attached hereto at a purchase price equal to 97% of the principal amount thereof.

                            (b) The Initial Purchasers have advised the Company
that it is their intention, as promptly as they deem appropriate after the Company shall have furnished the Initial Purchasers with copies of the Offering Memorandum, to resell the Debentures pursuant to the procedures and upon the terms set forth in the Offering Memorandum, including not to solicit any offer to buy or offer to sell the Debentures by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. The Initial Purchasers warrant and agree with the Company that they have solicited and will solicit offers (the "Exempt Resales") for Debentures only from, and will offer Debentures only to, persons that they reasonably believe to be (i) "qualified institutional buyers" (as defined in Rule 144A under the Securities Act ("QIBs")) in transactions that meet the requirements for an exemption from the registration requirements of the Securities Act under Rule 144A or (ii) to a limited number of "institutional accredited investors" (as defined in Regulation D under the Securities Act and of the types described in the Offering Memorandum ("Institutional Accredited Investors")) that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A of the Offering Memorandum. The QIBs and the Institutional Accredited Investors are referred to herein as "Eligible Purchasers." Each of the Initial Purchasers represents and warrants that it is an Institutional Accredited Investor with such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Debentures, and is acquiring its interest in the Debentures not with a view to the distribution or resale thereof, except resales in compliance with the registration requirements or exemption provisions of the Securities Act and that neither it, nor anyone acting on its behalf, will offer the Debentures so as to bring the issuance and sale of the Debentures within the provisions of Section 5 of the Securities Act. The Company acknowledges and agrees that the Initial Purchasers may sell Debentures to any affiliate of any of the Initial Purchasers and any such affiliate may sell Debentures purchased by it to the Initial Purchasers. Each of the Initial Purchasers agrees that, prior to or simultaneously with the confirmation of sale by it to any purchaser of any of the Debentures purchased from the Company pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment thereof or supplement thereto that the Company shall have furnished to the Initial Purchasers prior to the date of such confirmation of sale).

                  3. DELIVERY OF AND PAYMENT FOR THE DEBENTURES. Delivery of, and payment for, the Debentures shall be made at 10:00 a.m., New York City time, on December 27, 1996, or at such other date or time as shall be agreed by the Initial Purchasers and the Company (such date and time being referred to herein as the "Closing Date"). Delivery of, and payment for, the Debentures shall be made at the offices of Kelley Drye & Warren LLP, New York, New York, or any such other place as shall be agreed by the Initial Purchasers and the Company. On the Closing Date, the Company shall deliver or cause to be delivered to the Initial Purchasers certificates for the Debentures against payment to or upon the order of the Company of the purchase price by wire or book-entry transfer of immediately available funds. Upon delivery, the Debentures shall be in global form, in such denominations and registered in such names, or otherwise, as the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. The Company shall make the certificates for the Debentures available for inspection by the Initial Purchasers in New York, New York, not later than one full business day prior to the Closing Date.

                  4. COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the Initial Purchasers as follows:

                     (a) during the period ending 90 days after the date hereof to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of the suspension of the qualification of the Debentures for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or of the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to use its reasonable best efforts to obtain the lifting thereof at the earliest possible time;

                     (b) to furnish promptly to the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and of any amendments or supplements thereto) as may be reasonably requested; to furnish to the Initial Purchasers on the date hereof a copy of the independent accountants' report included in the Offering Memorandum signed by the accountants rendering such report; and the Company hereby consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto, in connection with Exempt Resales of the Debentures;

                           (c) if the delivery of the Offering Memorandum is
required at any time in connection with the sale of the Debentures and if at such time any events shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Offering Memorandum is delivered, not misleading, or if for any other reason it shall be necessary at such time to amend or supplement the Offering Memorandum in order to comply with any law, to notify the Initial Purchasers immediately thereof, and to promptly prepare and furnish to the Initial Purchasers an amended Offering Memorandum or a supplement to the Offering Memorandum so that statements in the Offering Memorandum, as so amended or supplemented, will not, in light of the circumstances under which they were made when it is so delivered, be misleading, or so that the Offering Memorandum will comply with applicable law. The Initial Purchasers' delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions set forth in Section 6 hereof;

                           (d) during the five-year period following the Closing
Date, provided any of the Debentures remain outstanding, to furnish to the Initial Purchasers all public reports and all reports, documents, information and financial statements furnished by the Company to the Commission pursuant to the Trust Indenture Act, the Exchange Act or the Rules and Regulations;

                           (e) during the three-year period following the
Closing Date, for so long as and at any time that it is not subject to Section 13 or 15(d) of the Exchange Act, upon request of any holder of the Debentures, to furnish to such holder, and to any prospective purchaser or purchasers of the Debentures designated by such holder, information satisfying the requirements of subsection (d)(4) of Rule 144(A) under the Securities Act. This covenant is intended to be for the benefit of the holders from time to time of the Debentures, and prospective purchasers of the Debentures designated by such holders;

                           (f) to use the proceeds from the sale of the
Debentures in the manner described in the Offering Memorandum under the caption "Use of Proceeds";

                           (g) in connection with the Offering, to make its
officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers;

                           (h) to use its reasonable best efforts to do and
perform all things required to be done and performed under this Agreement by it that are within its control prior to or after the Closing Date and to use reasonable efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

                           (i) except following the effectiveness of the Shelf
Registration Statement, to not authorize or knowingly permit any person acting on its or their behalf to, solicit any offer to buy or offer to sell the Debentures by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

                           (j) to not, and to use its reasonable best efforts to
ensure that no affiliate (as such term is defined in Rule 501(b) under the Securities Act) of the Company will, offer, sell or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities
Act) which could be integrated with the sale of the Debentures in a manner that would require the registration of the Debentures under the Securities Act;

                           (k) to not, so long as the Debentures are
outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

                           (l) to cooperate with the Initial Purchasers and
counsel for the Initial Purchasers to qualify the Debentures for offering and sale under the securities laws of such jurisdictions as the Initial Purchasers may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Debentures; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or to subject it to taxation in any jurisdiction where it is not so qualified or so subject;

                           (m) to comply with the Registration Rights Agreement
and all agreements set forth in the representation letters of the Company to The Depository Trust Company relating to the approval of the Debentures for "book-entry" transfers;

                           (n) in connection with the Offering, until the
Initial Purchasers shall have notified the Company of the completion of the resale of the Debentures, to not and use its reasonable best efforts to not permit any affiliated purchasers (as defined in Rule 10b-6 under the Exchange
Act), either alone or with one or more other persons, to bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Debentures or Common Stock, or attempt to induce any person to purchase any Debentures; and to not and use its reasonable best efforts to not permit any of its affiliated purchasers to make bids or purchases for the purpose of creating actual, or apparent, active trading in or of raising the price of the Debentures;

                           (o) prior to the Closing Date, to not issue any press
release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects, without the prior consent of the Initial Purchasers, unless in the judgment of the Company and its counsel, and after notification to the Initial Purchasers, such press release or communication is required by law;

                           (p) to not take any action prior to the execution and
delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture;

                           (q) to not take any action prior to the Closing Date
which in the Company's reasonable judgment would require the Offering Memorandum to be amended or supplemented pursuant to Section 4(c) hereof;

                           (r) to maintain a transfer agent and, if necessary
under the laws of the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Common Stock; and

                           (s) for a period of five (5) years from the date
hereof, to use its best efforts to maintain the Private Offerings, Resale and Trading through Automated Linkages ("Portal") Market (or after the Shelf Registration Statement, New York Stock Exchange (or other national securities exchange or Nasdaq National Market listing, if the Company is then listed thereon) listing of the Debentures, to the extent outstanding, and the New York Stock Exchange (or other national securities exchange or Nasdaq Stock Market, if the Common Stock is then listed thereon) listing of the Common Stock.

                  5.       PAYMENT OF EXPENSES.

                           (a) The Company hereby agrees to pay all of the
following expenses and fees incident to the performance of the obligations of the Company under this Agreement, the Indenture and the Registration Rights Agreement, including, regardless of whether any sale of the Debentures to the Initial Purchasers is consummated (subject to Section 5(b) below): (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing (including mailing and handling charges), delivery and mailing (including the payment of postage with respect thereto) of each Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements thereto, in quantities as hereinabove stated, (iii) the printing, engraving, issuance and delivery of the certificates representing the Debentures, (iv) costs and expenses of travel, food and lodging of Company personnel in connection with the "road show," information meetings and presentations, (v) fees and expenses of the transfer agent and registrar, (vi) fees and expenses of the Trustee, including the Trustee's counsel, in connection with the Indenture and the Debentures and (vii) the fees payable to the NASD, CUSIP Service Bureau and DTC incurred in connection with the listing of the Debentures and the Conversion Shares for trading in the PORTAL Market, (viii) the fees payable to the Commission and New York Stock Exchange in connection with the filing of a registration statement with respect to the Debentures and the Conversion Shares and the listing of the Conversion Shares on the New York Stock Exchange and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not specifically otherwise provided for in this Section. The Company shall not be responsible for any promotional or tombstone expenses, if any, related to the Offering, lodging and travel expenses of the Initial Purchasers' personnel on the "road show" or expenses of counsel for the Initial Purchasers.

                           (b) If this Agreement is terminated for any reason,
the Company shall reimburse and indemnify the Initial Purchasers for their actual accountable out-of-pocket expenses.

                  6. CONDITIONS OF THE INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date as if they had been made on and as of the Closing Date; and the performance by the Company on and as of the Closing Date of its covenants and obligations hereunder and to the following further conditions:

                           (a) The Initial Purchasers shall not have advised the
Company that the Offering Memorandum, or any supplement or amendment thereto, contains an untrue statement of fact which, in the Initial Purchasers' opinion, is material, or omits to state a fact which, in the Initial Purchasers' opinion, is material and is required to be stated therein or is necessary to make the statements, in light of the circumstances under which they were made, not misleading. No order suspending the sale of the Securities in any jurisdiction shall have been issued on the Closing Date and no proceedings for that purpose shall have been instituted or shall be contemplated.

                           (b) On or prior to the Closing Date the Initial
Purchasers shall have received from Kelley Drye & Warren LLP such opinion or opinions with respect to the organization of the Company, the validity of the Debentures, the Conversion Shares, the Offering Memorandum and other related matters as the Initial Purchasers may request and Kelley Drye & Warren LLP shall have received such papers and information as they request to enable it to pass upon such matters.

                           (c) On the Closing Date the Initial Purchasers shall
have received the favorable opinion of Rubin Baum Levin Constant & Friedman, counsel to the Company, dated the Closing Date, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and Kelley Drye & Warren LLP, to the effect that:

                           i) (A) the Company and each of the Subsidiaries has
                  been duly organized and the Company and each of the Subsidiaries is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of formation, (B) the Company and each of the Significant Subsidiaries is duly qualified and in good standing as a foreign corporation (or, with respect to the Partnership, as a foreign partnership and with respect to the Limited Liability Company, as a foreign limited liability company) in each jurisdiction identified in a schedule to such opinion and (C) the Company and each of the Subsidiaries has all requisite power and authority to own or lease its properties and conduct its business as described in the Offering Memorandum;

                           ii) the Company's authorized capital stock is as set
                  forth under the heading "Capitalization" in the Offering Memorandum, subject to such adjustments therein as are expressly contemplated by the Offering Memorandum; all of the outstanding shares of capital stock of each of the Subsidiaries are owned by the Company, directly or through one or more Subsidiaries, in each case free and clear of any liens, charges, claims, pledges, security interests or encumbrances of any kind whatsoever other than as disclosed in the Offering Memorandum;

                           iii) except as disclosed in the Offering Memorandum,
                  to the best of such counsel's knowledge, neither the Company nor any of the Subsidiaries is a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities of the Company or any of the Subsidiaries, except for this Agreement and as described in the Offering Memorandum, the Indenture, the Securities and all other securities issued or issuable by each of the Company or any of the Subsidiaries which are described in the Offering Memorandum conform, or when issued and paid for, will conform in all material respects to the descriptions thereof contained in the Offering Memorandum; all issued and outstanding capital stock of the Company or any of the Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable; to the best of such counsel's knowledge, none of such securities were issued in violation of the preemptive rights of any securityholder of the Company or any of the Subsidiaries or similar contractual rights granted by the Company or any of the Subsidiaries or applicable securities laws; the Debentures have been duly authorized and, when validly authenticated, issued, delivered and paid for by the Initial Purchasers in the manner contemplated by this Agreement, will be duly authorized, validly issued and outstanding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforceability thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally; or (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); the Indenture conforms in all material respects to the description thereof set forth in the Offering Memorandum; the shares of Common Stock issuable upon conversion of the Debentures have been duly authorized and reserved for issuance upon conversion and, when issued, delivered and paid for in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable; and the holders of outstanding securities of the Company are not entitled to any preemptive rights with respect to the Securities; all corporate action required to be taken for the authorization, issue and sale of the Securities has been duly and validly taken; and the certificates representing the Securities are in due and proper form; upon the issuance and delivery pursuant to this Agreement and the Indenture of the Debentures to be sold by the Company hereunder, the Initial Purchasers will acquire good and marketable title thereto free and clear of any pledge, lien, charge, claim, encumbrance, pledge, security interest or other restriction or equity of any kind whatsoever;

                           iv) the descriptions in the Offering Memorandum of
                  agreements and documents to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties are bound, including any such agreement or document incorporated by reference into the Offering Memorandum, or of any statutes, are accurate in all material respects and fairly present the subject matter thereof; to the best of such counsel's knowledge, there is no action, arbitration, suit, or other proceeding pending or threatened in writing or any judgments outstanding against the Company or any of the Subsidiaries or involving the properties or business of the Company or any of the Subsidiaries which (A) questions the validity of the capital stock of the Company or any of the Subsidiaries or of this Agreement, the Indenture, the Registration Rights Agreement or of any action taken or to be taken by the Company or any of the Subsidiaries pursuant to or in connection with any of the foregoing or (B) except as disclosed in the Offering Memorandum, could have a Material Adverse Effect;

                           v) the Company has the corporate power and authority
                  to execute, deliver and perform each of this Agreement, Indenture and the Registration Rights Agreement and to consummate the transactions provided for herein and therein; the execution and delivery of this Agreement, the Indenture and the Registration Rights Agreement have been duly authorized by all requisite corporate action on the part of the Company and each of this Agreement, the Indenture and the Registration Rights Agreement has been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by each other party thereto, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms; except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and

                  (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution contained in this Agreement and the Registration Rights Agreement may be limited by federal or state securities laws or public policy relating thereto;

                           vi) the execution and delivery by the Company of this Agreement, the Indenture and the Registration Rights Agreement, the performance by the Company hereunder or thereunder, the compliance by the Company with the provisions thereof and the consummation of the transactions contemplated hereby and thereby, each in accordance with its terms, do not and will not conflict with or result in any breach or violation of, constitute a default under or result in the creation or imposition of any lien, charge, claim, pledge, security interest or other encumbrance upon any property or assets of the Company or the Subsidiaries pursuant to the terms of (A) the charter or by-laws of the Company or any of the Subsidiaries, (B) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which any of them is or may be bound or to which any of their respective properties or assets is or may be subject, except for such conflicts, breaches, violations, defaults and creations or impositions which in the aggregate would not have a Material Adverse Effect, or (C) any statute, rule or regulation (other than federal or state securities laws) or, to the best of such counsel's knowledge, any judgment, decree or order applicable to the Company or any of the Subsidiaries of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective activities or properties, except with respect to this clause
                  (C) for such conflicts, breaches, violations, defaults and creations or impositions which in the aggregate would not have a Material Adverse Effect. Such counsel need express no opinion in this paragraph (vi) as to (A) state securities or Blue Sky laws or (B) with respect to matters of fact relating to compliance with any financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company;

                           vii) to the knowledge of such counsel, the Company
                  and the Subsidiaries are not in violation of their charters or by-laws; neither the Company nor any of the Subsidiaries is in breach of, or in default with respect to, any provisions of any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which any of them is or may be bound or to which any of their respective properties or assets is or may be subject, except for such breaches or defaults as would not have a Material Adverse Effect, and to the knowledge of such counsel, the Company and the Subsidiaries are in material compliance with all laws, rules and regulations and all judgments, decrees and orders of any judicial or governmental authority to which the Company or any of the Subsidiaries or by which any of them is or may be bound or to which any of their respective properties or assets is or may be subject, except for such noncompliance as would not have a Material Adverse Effect;

                           viii) no consent, approval, authorization or order
                  of, and no filing with, any court, regulatory body, government agency or other body (other than such as may have been made or obtained and such as may be required under state securities or Blue Sky laws, as to which no opinion need be rendered) is required in connection with the issuance of the Securities as contemplated by the Offering Memorandum, the performance of this Agreement, the Indenture and the Registration Rights Agreement, and the transactions contemplated hereby and thereby; to the knowledge of such counsel, the Company and each of the Subsidiaries holds all licenses, certificates, permits, franchises, consents, authorizations and approvals from all state and federal regulatory authorities that are required for the Company and the Subsidiaries to conduct their business as described in the Offering Memorandum, except for such licenses, certificates, permits, franchises, consents, authorizations and approvals the loss of which or the failure to maintain would not have a Material Adverse Effect;

                           ix) the statements in the Offering Memorandum under
                  the caption "Federal Income Tax Considerations" have been reviewed by such counsel, and insofar as they refer to statements of law, or descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;

                           x) assuming the (A) accuracy of the representations,
                  warranties and agreements of the Company contained in Sections 1(y) and (z) of this Agreement and of the Initial Purchasers in Section 2 of this Agreement and in the Purchase Letter, if any, and (B) the due performance by the Company of the agreements set forth in Section 4 of this Agreement and of the Initial Purchasers in Section 3 this Agreement, neither the registration of the Securities under the Securities Act, nor the qualification of the Indenture under the Trust Indenture Act with respect thereto is required for the offer, sale and initial resale of the Debentures in the manner contemplated by this Agreement and the Offering Memorandum, it being understood that such counsel need express no opinion as to any subsequent resale of any of the Securities; and

                           xi) the Company is not an "investment company,"
                  within the meaning of, is not registered or otherwise required to be registered under, and is not "controlled" by a company which is required to be registered under, the Investment Company Act of 1940, as amended;

                           xii) the Indenture conforms as to form in all
                  material respects with the requirements of the Trust Indenture Act and the Rules and Regulations applicable to an Indenture qualified under the Trust Indenture Act.

In rendering such opinion, such counsel may rely: (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance satisfactory to the Initial Purchasers and Kelley Drye & Warren LLP) of other counsel acceptable to the Initial Purchasers and Kelley Drye & Warren LLP, familiar with the applicable laws; and (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the Subsidiaries, provided, that copies of any such statements or certificates shall be delivered to the Initial Purchasers and Kelley Drye & Warren LLP, if requested. In addition, such counsel shall state in such opinion that they have conducted such investigation as they deem reasonable in support of the opinions referred to above and in satisfaction of their due diligence obligations to the Company . The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and that the Initial Purchasers and they are justified in relying thereon.

                           (d) Rubin Baum Levin Constant & Friedman shall state
in the opinion letter contemplated by Section 6(c) that such counsel has participated in conferences with officers and other representatives of each of the Company and the Subsidiaries and representatives of the independent public accountants for the Company and the Subsidiaries and the Initial Purchasers, at which conferences the contents of the Offering Memorandum and related matters were discussed, and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing, no facts have come to the attention of such counsel which has lead them to believe that the Offering Memorandum, as of its date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that such counsel need express no opinion or belief with respect to the financial statements and related notes, the pro forma financial information and other financial, statistical or accounting data included in the Offering Memorandum or excluded therefrom);

                           (e) On or prior to the Closing Date Kelley Drye &
Warren LLP shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in subsection (c) of this Section 6 or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company herein contained.

                           (f) On and as of the Closing Date: (i) there shall
have been no adverse change involving a prospective change in the condition, financial or otherwise, prospects, stockholders' equity or the business activities of the Company and the Subsidiaries taken as a whole, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Offering Memorandum; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company or any of the Subsidiaries, from the latest date as of which the financial condition of the Company and the Subsidiaries is set forth in the Offering Memorandum which is materially adverse to the Company and the Subsidiaries taken as a whole; (iii) neither the Company nor any of the Subsidiaries shall be in default under any provision of any instrument relating to any material outstanding indebtedness; (iv) no material amount of the assets of the Company or any of the Subsidiaries shall have been pledged or mortgaged, except as set forth in the Offering Memorandum; (v) no action, suit or proceeding, at law or in equity, shall have been pending, threatened or, to the knowledge of the Company, contemplated against the Company or any of the Subsidiaries, or affecting any of their respective properties or businesses, before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may have a Material Adverse Effect, except as set forth in the Offering Memorandum; and (vi) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened or, to the knowledge of the Company, contemplated by the Commission or any state regulatory authority.

                           (g) On the Closing Date the Initial Purchasers shall
have received a certificate of the Company signed by the principal executive officer and by the chief financial or chief accounting officer of the Company, in their capacities as such, dated the Closing Date, to the effect that each of such persons has carefully examined the Offering Memorandum, this Agreement, the Indenture and the Registration Rights Agreement, and that:

                           i) the representations and warranties of the Company
                  in this Agreement, the Indenture and the Registration Rights Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement, the Indenture and the Registration Rights Agreement on its part to be performed or satisfied at or prior to the Closing Date;

                           ii) no stop order suspending the qualification or
                  exemption from qualification of the Securities shall have been issued and no proceedings for that purpose shall have been commenced or, to the knowledge of the Company, be contemplated;

                           iii) since the date of the most recent financial
                  statements included in the Offering Memorandum, there has been no material adverse change in the condition, financial or otherwise, business, prospects or results of operation of the Company and the Subsidiaries, taken as a whole, except as set forth in the Offering Memorandum;

                           iv) none of the Offering Memorandum or any amendment
                  or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                           v) subsequent to the respective dates as of which
                  information is given in the Offering Memorandum: (a) neither the Company nor any of the Subsidiaries has incurred up to and including the Closing Date other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, except as disclosed in the Offering Memorandum; (b) neither the Company nor any of the Subsidiaries has paid or declared any dividends or other distributions on its capital stock; (c) neither the Company nor any of the Subsidiaries has entered into any material transactions not in the ordinary course of business, except as disclosed in the Offering Memorandum; (d) there has not been any change in the capital stock (other than pursuant to the Company's Stock Option Plan, 1994 Outside Directors Stock Option Plan or 1994 Stock Repurchase Plan or upon conversion of the Existing Preferred or the exercise of warrants outstanding on such respective dates) or the long term debt of the Company or any of the Subsidiaries; (e) neither the Company nor any of the Subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured; (f) there is no litigation which is pending, threatened or, to the best of the Company's knowledge, contemplated against the Company, any of the Subsidiaries or any affiliated party of any of the foregoing which would have a Material Adverse Effect and which is required to be set forth in an amended or supplemented Offering Memorandum which has not been set forth; and (g) there has occurred no event which would be required to be set forth in an amended or supplemented prospectus if the Offering Memorandum were a prospectus included in a registration statement on Form S-3, which has not been set forth in an amendment or supplement to the Offering Memorandum.

                           (h) On or before the date hereof the Initial
Purchasers shall have received a letter, dated such date, addressed to the Initial Purchasers in form and substance satisfactory in all respects to the Initial Purchasers and Kelley Drye & Warren LLP, from Arthur Andersen LLP:

                           i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Exchange Act and the applicable Rules and Regulations;

                           ii) stating that it is their opinion that the
                  consolidated financial statements and supporting schedules of the Company and the Subsidiaries included in the Offering Memorandum or incorporated by reference therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act;

                           iii) stating that, on the basis of procedures which
                  included a reading of the latest available unaudited interim consolidated financial statements of the Company and the Subsidiaries (with an indication of the date of the latest available unaudited interim consolidated financial statements of the Company and the Subsidiaries), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors of each of the Company and the Subsidiaries, consultations with officers and other employees of each of the Company and the Subsidiaries responsible for financial and accounting matters and other procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, nothing has come to their attention which would lead them to believe that (A) at September 30, 1996, there has been any change in the stockholder's equity or long-term debt of the Company, or any decrease in the stockholders' equity or net current assets or net assets of the Company, as compared with amounts shown in the December 31, 1995 balance sheet included in the Offering Memorandum, other than as set forth in or contemplated by the Offering Memorandum, or, if there was any change or decrease, setting forth the amount of such change or decrease, (B) during the period from January 1, 1996 to September 30, 1996, there was any decrease in net revenues or net earnings, or net earnings per common share of the Company, in each case as compared with the corresponding period beginning January 1, 1995, other than as set forth in or contemplated by the Offering Memorandum, or, if there was any such decrease, setting forth the amount of such decrease,
                  (C) at a specified date not more than five (5) days prior to the later of the date of this Agreement or the Offering Memorandum, there has been any change in the stockholders' equity or long-term debt of the Company, or any decrease in the stockholders' equity or net current assets or net assets of the Company, as compared with amounts shown in the December 31, 1995 balance sheet included in the Offering Memorandum, other than as set forth in or contemplated by the Offering Memorandum, or, if there was any change or decrease, setting forth the amount of such change or decrease, and (D) during the period from January 1, 1996 to a specified date not more than five (5) days prior to the later of the date of this Agreement, there was any decrease in net revenues or net earnings or net earnings per common share of the Company, in each case as compared with the corresponding period beginning January 1, 1995, other than as set forth in or contemplated by the Offering Memorandum, or, if there was any such decrease, setting forth the amount of such decrease;

                           iv) stating that, (A) on the basis of a reading of
                  unaudited pro forma combined balance sheet as of December 31, 1995 and the unaudited pro forma combined statements of operations for the year ended December 31, 1995 included in the Offering Memorandum and consultations with officers and other employees of the Company and the Subsidiaries who have responsibility for financial and accounting matters about the basis for such officers' and employees' determination of the pro forma adjustments and whether such unaudited pro forma combined financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X, nothing has come to their attention which would lead them to believe that the unaudited pro forma combined financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements and
                  (B) they have proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in such unaudited pro forma combined financial statements;

                           v) stating that they have compared specific dollar
                  amounts, numbers of shares, percentages of revenues and earnings, statements and/or other financial information pertaining to the Company and the Subsidiaries set forth in the Offering Memorandum in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and/or the Subsidiaries and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures need not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

                           vi) statements as to such other matters incident to
                  the transaction contemplated hereby as the Initial Purchasers may reasonably request.

                           (i) On the Closing Date the Initial Purchasers shall
have received from Arthur Andersen LLP a letter, dated as of the Closing Date to the effect that they reaffirm that statements made in the letter furnished pursuant to subsection (h) of this Section 6, except that the specified date referred to shall be a date not more than five (5) days prior to the Closing Date, to the further effect that they have carried out procedures as specified in clause (iii) of subsection (h) of this Section 6 with respect to certain amounts, percentages and financial information as specified by the Initial Purchasers and deemed to be a part of the Offering Memorandum and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iii).

                           (j) On the Closing Date there shall have been duly
tendered to the Initial Purchasers the appropriate principal amount of Debentures.

                           (k) The Debentures shall have been approved by the
National Association of Securities Dealers, Inc. for trading in the PORTAL market.

                           (l) Trading in the Common Stock shall not have been
suspended by the New York Stock Exchange at any time after November 30, 1996.

                           (m) Subsequent to the execution and delivery of this
Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or the delivery of the Debentures on the terms and in the manner contemplated in the Offering Memorandum.

                           (n) The Company and the Initial Purchasers shall have
executed and delivered the Registration Rights Agreement on the date of this Agreement.

                           (o) The Indenture shall have been duly executed and
delivered by the Company and the Trustee, and the Debentures shall have been duly executed and delivered by the Company and authenticated by the Trustee.

                           (p) If any event shall have occurred that requires
the Company under Section 4(c) hereof to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof delivered to the Initial Purchasers.

                           (q) There shall not have occurred any invalidation of
Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Debentures as contemplated hereby.

                           (r) On or prior to the Closing Date the Initial
Purchasers shall have received a certificate signed by the secretary of the Company, in his capacity as such, dated the Closing Date as to:

                           i) the absence of any contemplated proceeding for the merger, consolidation, liquidation or dissolution of the Company or any Subsidiary, as the case may be, or the sale of all or substantially all of its assets;

                           ii) the due adoption and full force and effect of the By-laws of the Company (with a copy of the By-laws attached);

                           iii) resolutions adopted by the Board of Directors of
                  the Company and/or a committee thereof authorizing the Offering and the consummation of the transactions contemplated by this Agreement, the Indenture and the Registration Rights Agreement (with copies of such resolutions attached); and

                           iv) the incumbency, authorization and signatures of
                  certain officers and directors of the company including all those signing this Agreement, the Indenture, the Registration Rights Agreement and/or any certificate delivered at Closing.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Initial Purchasers.

                  If any condition to the Initial Purchasers' obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, the Initial Purchasers may terminate this Agreement or, if the Initial Purchasers so elect, they may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

                  7.       INDEMNIFICATION.

                           (a) The Company agrees to indemnify and hold harmless
the Initial Purchasers (for purposes of this Section 7, "Initial Purchasers" shall include the officers, directors, partners, employees and agents, and each person, if any, who controls either of the Initial Purchasers ("controlling person") within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, suits and litigation in respect thereof), whatsoever, as the same are incurred, to which the Initial Purchasers or any such controlling person may become subject, under the Securities Act, the Exchange Act or any other statute or at common law or otherwise insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (as from time to time amended and supplemented) or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum or the Offering Memorandum or any such amendment or supplement in reliance upon and in conformity with Initial Purchasers Information and provided, further, that the Company shall not be liable to the Initial Purchasers under the indemnity agreement in this subsection (a) (i) with respect to any Preliminary Offering Memorandum to the extent that any such loss, liability, claim, damage or expense of the Initial Purchasers arises out of a sale of the Debentures by such Initial Purchaser to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Offering Memorandum (or of the Offering Memorandum as then amended or supplemented) if the Company has previously furnished sufficient copies thereof to the Initial Purchasers a reasonable time in advance and the loss, liability, claim, damage or expense of such Initial Purchaser results from an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Memorandum which was corrected in the Offering Memorandum (or the Offering Memorandum as amended or supplemented) or (ii) to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any action or failure to act by the Initial Purchasers, that is found in a final judicial determination (or a settlement tantamount thereto) to constitute bad faith, willful misconduct or gross negligence on the part of the Initial Purchasers. The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may have at common law or otherwise.

                           (b) The Initial Purchasers agree severally and not
jointly to indemnify and hold harmless the Company, each of its directors, each of its officers, and each other person, if any, who controls the Company within the meaning of the Securities Act, to the same extent as the foregoing indemnity from the Company to the Initial Purchasers, but only with respect to statements or omissions made in conformity with the Initial Purchasers Information in any Preliminary Offering Memorandum or the Offering Memorandum or any amendment thereof or supplement thereto.

                           (c) Promptly after receipt by an indemnified party
under this Section 7 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to notify an indemnifying party shall not relieve it from any liability which it may have under Sections 7(a) or (b) unless and to the extent that it has been prejudiced in a material respect by such failure or from the forfeiture of substantial rights and defenses). In case any such action, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, which may be the same counsel as counsel to the indemnifying party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to take charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent.

                           (d) In order to provide for just and equitable
contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Securities Act may be required, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Debentures (before deducting expenses) bear to the total discounts received by the Initial Purchasers hereunder, in each case as set forth in the table on the Cover Page of the Offering Memorandum. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action, claim, suit, proceeding or litigation. Notwithstanding the provisions of this subsection (d), the Initial Purchasers shall not be required to contribute any amount in excess of the discount applicable to the Debentures purchased by the Initial Purchasers hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Company within the meaning of the Securities Act, each executive officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subsection (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit, proceeding or litigation against such party in respect to which a claim for contribution may be made against another party or parties under this subsection (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subsection (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

                  8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall be deemed to be representations, warranties and agreements at the Closing Date, and the agreements of the Company and the provisions with respect to the payment of expenses contained in Sections 5 and 9 and the respective indemnity agreements contained in Section 7 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers, the Company, any of the Subsidiaries or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Debentures to the Initial Purchasers.

                  9.       TERMINATION.

                           (a) Subject to subsection (b) of this Section 9, the
Initial Purchasers shall have the right to terminate this Agreement (i) if any domestic or international event or act or occurrence has disrupted, or in the Initial Purchasers' opinion will in the immediate future disrupt the financial markets, or (ii) if any material adverse change in the financial markets shall have occurred or (iii) if trading on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; or (iv) if the United States shall have become involved in a war or major hostilities, or there shall have been an escalation in an existing war or major hostilities, or a national emergency shall have been declared in the United States; or (v) if a banking moratorium has been declared by a state or federal authority; or (vi) if a moratorium in foreign exchange trading has been declared; or (vii) if the Company or any of the Subsidiaries shall have sustained a loss material or substantial to the Company or any of the Subsidiaries by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Initial Purchasers' opinion, make it inadvisable to proceed with the delivery of the Securities; or (viii) if there shall have been such a material adverse change in the general market, political or economic conditions in the United States or elsewhere, as in the Initial Purchasers' judgment would make it inadvisable to proceed with the offering, sale and/or delivery of the Debentures.

                           (b) If this Agreement is terminated by the Initial
Purchasers in accordance with the provisions of Section 9(a) due to any events or circumstances specifically applicable to the Company (as opposed to events or circumstances having a general effect upon market, political or economic conditions) or if this Agreement shall not be carried out within the time specified herein, or any extension thereof granted to the Initial Purchasers, by reason of any failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied (including, without limitation, pursuant to Section 6, 9 or 10 hereof), then the Company shall promptly reimburse and indemnify the Initial Purchasers for all of their out-of-pocket expenses, including the fees and disbursements of counsel for the Initial Purchasers (less amounts previously paid pursuant to Section 5). If the amount previously paid pursuant to Section 5(a) above exceeds the Initial Purchasers' out-of-pocket expenses, the Initial Purchasers shall refund such excess to the Company. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 6, 9 and 10 hereof), and whether or not this Agreement is otherwise carried out, the provisions of
Section 5 and Section 7 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

                  10. DEFAULT BY THE COMPANY. If the Company shall fail at the Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate without any liability on the part of any non-defaulting party other than pursuant to Sections 5, 7 and 9 hereof. No action taken pursuant to this Section 10 shall relieve the Company from liability, if any, in respect of such default.

                  11. NOTICES. All notices and communications hereunder, except as herein otherwise specifically provided, shall be given in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to it at Forum Capital Markets L.P., 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attention: Mr. C. Keith Hartley, with a copy to Kelley Drye & Warren LLP, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901,
Attention: Jay R. Schifferli, Esq. Notices to the Company shall be directed to the Company at 500 Throckmorton Street, Fort Worth, Texas 76102, Attention:
President, with a copy to Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, New York, New York 10112, Attention: Walter M. Epstein, Esq.

                  12. PARTIES. This Agreement shall inure solely to the benefit of and shall be binding upon the Initial Purchasers, the Company and the controlling persons, directors and officers referred to in Section 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Debentures from the Initial Purchasers shall be deemed to be a successor by reason merely of such purchase.

                  13. CONSTRUCTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to choice of law or conflict of laws principles.

                  14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

                  15. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing signed by the Initial Purchasers and the Company.

                  If the foregoing correctly sets forth the understanding between the Initial Purchasers and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                       Very truly yours,

                                       LOMAK PETROLEUM, INC.

                                       By:
                                          -------------------------------
                                           Name:
                                           Title:

Confirmed and accepted as of
     the date first above written.

FORUM CAPITAL MARKETS L.P.

By:
   -----------------------------------
      Name:  Michael F. McNulty
      Title:  Managing Director

MCDONALD & COMPANY SECURITIES, INC.

By:
   -----------------------------------
      Name:  Michael F. McNulty
      Title:  Attorney-in-fact

MORGAN KEEGAN & COMPANY, INC.

By:
   -----------------------------------
      Name:  Michael F. McNulty
      Title:  Attorney-in-fact

                                   SCHEDULE A

          Name                            Principal Amount of Debentures
          ----                            ------------------------------
       Forum Capital Markets L.P.                    $36,800,000
       McDonald & Company Securities, Inc.             9,100,000
       Morgan Keegan & Company, Inc.                   9,100,000
                                                     -----------
          Total                                      $55,000,000

                                     ANNEX I

                                  Subsidiaries
                                  ------------

                                                                                               Jurisdictions in
                                                                           Ownership          which Qualified to
                    Name                       State of Formation         Percentage           Conduct Business
-----------------------------------------      -------------------        ----------          ------------------
Lomak Operating Company*                              Ohio                   100%                  Alabama
                                                                                                   Michigan
                                                                                                 Mississippi
                                                                                                   New York
                                                                                                     Ohio
                                                                                                 Pennsylvania
                                                                                                     Utah
                                                                                                West Virginia

Lomak Resources Company*                            Delaware                 100%                  Delaware
                                                                                                     Ohio
                                                                                                 Pennsylvania
                                                                                                   Oklahoma

Lomak Production Company*                           Delaware                 100%                  Alabama
                                                                                                   Delaware
                                                                                                  Louisiana
                                                                                                   Michigan
                                                                                                 Mississippi
                                                                                                   Oklahoma
                                                                                                    Texas
                                                                                                     Utah

Buffalo Oilfield Services, Inc.                       Ohio                   100%                    Ohio
                                                                                                 Pennsylvania

Lomak Energy Services Company**                     Delaware                 100%                  Delaware
                                                                                                    Texas
                                                                                                     Ohio
                                                                                                   Oklahoma

Talon Trucking Company                              Oklahoma                 100%                  Oklahoma

Lomak Resources, L.L.C.*                            Oklahoma                 100%                  Oklahoma
                                                                                                 Pennsylvania

Lomak Production I, L.P.*                             Texas                  100%                   Texas

Lomak Energy Company                                Delaware                 100%                  Delaware

Eastern Petroleum Company*                            Ohio                   100%                    Ohio
                                                                                                 Pennsylvania

LPI Operating Company                                 Ohio                   100%                    Ohio

LPI Acquisition Inc.                                  Texas                  100%                   Texas

Latoka Holdings Inc.                                  Texas                  100%                   Texas


--------
*   Denotes the Significant Subsidiaries

**  Formerly known as Border Resources Inc.

                                    ANNEX II

(1)
Plan Sponsor - Lomak Petroleum, Inc.
Name of Plan - Lomak Petroleum, Inc. 401(k) Plan
Type of Plan - Pension benefit plan
Employer identification number - 34-1312571
Plan year January 1 to December 31

(2)
Plan Sponsor - Lomak Petroleum, Inc.
Name of Plan - Profit Sharing 401(k) Plan
Type of Plan - Pension benefit plan
Employer identification number - 34-1312571
Plan year January 1 to December 31

(3)

Plan Sponsor - Lomak Petroleum, Inc.
Name of Plan - Welfare Plan
Type of Plan - Welfare benefit plan
Employer identification number - 34-1312571
Plan year July 1 to June 30

                                       27